 Filed Pursuant to Rule 424(b)(3)

Registration No. 333-292142

PROSPECTUS

NANOVIRICIDES, INC.

3,571,429 shares of Common Stock underlying Series A Common Stock Purchase Warrants

3,571,429 shares of Common Stock underlying Series B Common Stock Purchase Warrants

This prospectus relates to the offer and resale by the selling stockholder identified herein (the “Selling Stockholder”) of (i) 3,571,429 shares of common stock of NanoViricides, Inc. (the “Company,” “we,” “us” or “our”), par value $0.00001 per share (the “Common Stock”) issuable upon the exercise of Series A Common Stock Purchase Warrants (the “Series A Warrants”) at an exercise price of $1.75 per share and (ii) 3,571,429 shares of Common Stock issuable upon the exercise of Series B Common Stock Purchase Warrants (the “Series B Warrants,” and collectively with the Series A Warrants, the “Common Warrants”) at an exercise price of $2.00 per share, issued in a private placement pursuant to that certain securities purchase agreement dated November 10, 2025 (the “Purchase Agreement”) (the “Offering”).

We will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholder. However, upon the exercise of all of the Common Warrants by payment of cash, we will receive proceeds of approximately $13.4 million. However, we cannot predict when and in what amounts or if the Common Warrants will be exercised by payments of cash and it is possible that the Common Warrants may expire and never be exercised, in which case we would not receive any cash proceeds.

The Selling Stockholder may sell or otherwise dispose of the shares of Common Stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholder may sell or otherwise dispose of the shares of Common Stock covered by this prospectus in the section entitled “Plan of Distribution” on page 8. Discounts, concessions, commissions and similar selling expenses attributable to the sale of shares of Common Stock covered by this prospectus will be borne by the Selling Stockholder. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the shares of Common Stock with the Securities and Exchange Commission (the “SEC”).

The Common Stock is listed on the New York Stock Exchange American (the “NYSE American”) under the symbol “NNVC.” On December 11, 2025, the last reported sale price of the Common Stock on the NYSE American was $1.30 per share.

Investing in our securities involves significant risks. See “RISK FACTORS” on page 5 for information you should consider before buying these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell any securities in any state where the offer is not permitted.

The date of this prospectus is December 30, 2025.

Prospective investors may rely only on the information contained in this prospectus. We have not authorized anyone to provide prospective investors with different or additional information. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the Selling Stockholder identified in this prospectus under the caption “Selling Stockholder,” from time to time, of up to an aggregate of 7,142,858 shares of Common Stock. We are not selling any shares of Common Stock under this prospectus, and we will not receive any proceeds from the sale of shares of Common Stock offered hereby by the Selling Stockholder, although we may receive cash from the exercise of the Common Warrants.

You should rely only on the information provided in this prospectus. We have not authorized anyone to provide you with any other information and we take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. The information contained in this prospectus speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects.

We are not, and the Selling Stockholder is not, making offers to sell these securities in any jurisdiction in which an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation. You should read this prospectus in its entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section entitled “Where You Can Find More Information” below, including the registration statement and the other reports we file with the SEC.

This prospectus and any accompanying prospectus supplements may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus or any accompanying prospectus supplement are the property of their respective owners.

Unless the context otherwise indicates, references in this prospectus to “we,” “us,” “our,” the “Company” and “NanoViricides” refer to NanoViricides, Inc., a Delaware corporation, and its subsidiaries. The term “you” refers to a prospective investor.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

We are making this statement pursuant to the safe harbor provisions for forward-looking statements described in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but are the intent, belief, or current expectations of our business and industry. We make statements in this prospectus, including statements that are incorporated by reference, that are forward-looking. When used in this prospectus or in any other presentation, statements which are not historical in nature, including the words “anticipate,” “estimate,” “could,” “should,” “may,” “plan,” “seek,” “expect,” “believe,” “intend,” “target,” “project” and similar expressions are intended to identify forward-looking statements. They also include statements regarding:

●	our future growth and profitability;
●	our competitive strengths; and
●	our business strategy and the trends we anticipate in the industries and economies in which we operate.

These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Important factors that could cause actual results to differ materially from those in forward-looking statements include:

●	economic downturns, reduced capital expenditures, consolidation and technological and regulatory changes in our industry;
●	the highly competitive nature of our industry;
●	our ability to attract and retain qualified managers and skilled employees;
●	the outcome of our plans for future operations and growth; and
●	the other factors referenced in this prospectus, including, without limitation, under “Risk Factors.”

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We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in or imply by any of our forward-looking statements. These and other risks are detailed in this prospectus, in any supplements to this prospectus, in the documents that we incorporate by reference into this prospectus and in other documents that we file with the SEC. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this prospectus to reflect future events or circumstances. We qualify any and all of our forward-looking statements by these cautionary factors.

THE OFFERING

Shares of Common Stock offered by the Selling Stockholder:	Up to 7,142,858 shares of Common Stock.

Shares of Common Stock outstanding prior to this offering (1):	21,568,429 shares of Common Stock

Shares of Common Stock outstanding following to this offering (2):	28,711,287 shares of Common Stock

Use of proceeds:	We will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholder. However, we will receive up to approximately $13.4 million in gross proceeds if the Common Warrants are exercised in full. See “Use of Proceeds” on page 6 of this prospectus.

Risk factors:	You should read the “Risk Factors” section on page 5 of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our securities.

Trading symbol:	Our Common Stock is listed on the NYSE American under the symbol “NNVC.” There is no established trading market for the Common Warrants and we do not expect a trading market to develop.

(1) The 21,568,429 shares of our Common Stock outstanding as of November 10, 2025 exclude the following:

•	3,208,433 shares of Common Stock reserved for issuance pursuant to the conversion of 916,695 shares of Series A Convertible Preferred Stock; and

•	5,434 shares of Common Stock reserved for issuance upon exercise of outstanding warrants having a weighted average exercise price of $2.36.

(2) Assuming the exercise of all Common Warrants for 7,142,858 shares of Common Stock.

ABOUT NANOVIRICIDES, INC.

This summary highlights selected information and does not contain all the information that is important to you. You should carefully read this prospectus, any applicable prospectus supplement and the documents we have referred you to in “Incorporation of Certain Documents by Reference” on page 9 of this prospectus for information about us and our financial statements as well as “Where You Can Find More Information” on page 8.

Except where the context otherwise requires, the terms “we,” “us,” “our,” “the Company,” or “NanoViricides” refer to NanoViricides, Inc.

OUR BUSINESS

We are a clinical stage company with our first drug ready to enter Phase II human clinical efficacy trial, having successfully completed Phase Ia/Ib human clinical safety and tolerability trial. Based on our nanoviricides™ platform technology, we also have several additional drug candidates in various stages of pre-clinical development, including IND-filing stage and late stage IND-enabling non-clinical studies. We have no customers, products or revenues to date, and may never achieve revenues or profitable operations.

We are engaged in developing a class of drugs, that we call nanoviricides™, using a platform technology based on the application of nanomedicine technologies to the complex issues of viral diseases. This approach enables rapid development of effective new drugs against a number of different viruses, that the viruses are highly unlikely to escape even as they evolve rapidly in the field, solving an important problem in attacking viruses. The virus evolution is known to generate viruses that escape the traditional antiviral approaches vaccines, antibodies and small chemical drugs.

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Broad and Expanding Pipeline Based on the Nanoviricide Platform Technology – in Brief

Our powerful Nanoviricides Platform technology has enabled us to develop several drug candidates against a large number of different viruses that could be further improved into clinical drug candidates, thus building a very broad drug pipeline that may lead to exponential growth of the Company upon the approval of our first drug candidate. While our first drug candidate, NV-387, is now in human clinical trials, and another one, NV-HHV-1, is awaiting to go into the clinic, over the years we have developed more than ten drug candidates that, we believe, can be rapidly moved into the clinical stage, for nearly forty different antiviral drug development programs. Our progress to clinic is limited by our resources. We anticipate that once our first drug goes successfully through Phase I and Phase II clinical trials thereby proving our capabilities and our Nanoviricides Platform technology, the Company, assuming it acquires the necessary financings, could enter a phase of exponential growth and rapid clinical development of additional candidates thereby transforming the way viral infections are treated.

We have several drugs in our pipeline, enabled by our strong and extensive nanoviricide technology platform. Of these, NV-387 has completed a Phase Ia/Ib Clinical Trial in healthy subjects with no adverse events reported in both the single-dose and multiple-dose portions of the clinical trial, and we have now received a draft Phase I report that is in quality review from the CRO and the clinical trial manager, Karveer Meditech Pvt. Ltd. Absence of any reportable adverse events is considered an excellent indication that the drug is safe and well tolerated in the Phase Ia/Ib clinical trial.

Presently, our focus is on the two separate Phase II clinical trials for NV-387 for the treatment of (i) MPox Virus Infection, and (ii) Viral Acute and Severe-Acute Respiratory Infections (Viral ARI and SARI). We are preparing the clinical trial application for the Phase II MPox trial and we have already obtained preliminary approval from the regulatory ethics committee for the clinical protocol in the Democratic Republic of Congo (DRC). In addition, we have already developed a draft clinical protocol for the Phase II Viral ARI and SARI clinical trial that is now in planning stage.

We plan on further commercial development of NV-387 as a pediatric RSV treatment once additional resources to support the RSV clinical program become available. We plan on re-engaging our HerpeCide program and our HIV program when sufficient resources become available.

We also plan on further developing NV-387 for the treatment of smallpox as a biodefense application, via the US FDA “Animal Rule”. Our work in developing NV-387 for MPox is providing enabling datasets towards approval of NV-387 as a treatment for smallpox because both of these are orthopoxviruses. We are seeking non-dilutive funding for the development of NV-387 for smallpox, a bioterrorism threat.

Additionally, we believe that NV-387 may have effectiveness against many other viruses including viruses that do not have current treatments such as Henipaviruses (Hendra and Nipa viruses), filoviruses (Ebola and Marburg viruses), other hemorrhagic viruses of interest to the Department of Defense, among others. NV-387 mimics Sulfated Proteoglycans that more than 90% of human pathogenic viruses utilize as the first landing site in causing an infection. We plan on seeking collaborations with labs that can broadly test our drugs against multiple viruses as well as non-dilutive funding for such developments.

We also have several additional pre-clinical drug development programs including NV-HHV-1 and related candidates for Herpes Simplex Viruses (HSV-1 that causes cold sores, and HSV-2 that causes genital ulcers), NV-HIV-1 and related candidates for HIV/AIDS, other candidates for Influenza viruses and Dengue viruses, that we plan to advance further towards clinical drug candidates as they progress further when financial resources become available. Thus, we have a strong and broad pipeline that is expected to continue to result in highly effective drug candidates against a number of viral diseases.

We are now at the stage of clinically harnessing the development of Modality 1 and Modality 2 nanoviricides drugs. To recap, Modality 1 drugs mimic Attachment Receptors and possess a very broad spectrum of antiviral activity that includes a large number of different types of viruses. Modality 2 drugs mimic Cognate Receptors and possess a very strong antiviral activity against a set of specific types of viruses. In both cases, the targeted viruses are highly unlikely to escape the drug by evolving variants. NV-387, a Phase II-ready clinical stage drug candidate, is an example of Modality 1 nanoviricides,whereas NV-HHV-1 and NV+HHV-2 are examples of Modality 2 nanoviricides.NV-HHV-1 has completed IND-enabling studies as a Skin Cream for the treatment of Shingles.

We have also continued R&D on Modality 3 nanoviricide drugs that promise potential cures for non-latency viruses. As examples of this technology, NV-387-Rp and NV-387-Ribvp have shown strong effectiveness against Coronaviruses and RSV in animal models respectively, and are expected to be highly active against a number of other viruses based on the known activities of their components. We plan on developing these Modality 3 potential cures of a number of viral diseases after the Modality 1 and Modality 2 drugs.

Overall, since our founding, we have worked on development of approximately 40 different indications of different viral diseases in a number of drug development programs. In the process, we have built an extensive library of both the (i) Nanoviricides Platform know-how and (ii) the actual synthesized chemical drugs.

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 Company Information

Our principal executive offices are located at 1 Controls Drive, Shelton, Connecticut 06484. Our telephone number is 203-937-6137. You may also contact us or obtain additional information through our internet website address at www.nanoviricides.com or by emailing us at info@nanvoricides.com. Information contained on our website is not incorporated into this prospectus and is not a part of this prospectus.

Description of Property

The Company’s principal executive offices are located at 1 Controls Drive, Shelton, CT, and include approximately 18,000 square feet of office, laboratory, and cGMP-capable drug manufacturing space. These facilities are fully owned by the Company, and not subject to any mortgage or debt.

We subcontract the laboratory research and development work to TheraCour, pursuant to the License Agreement with TheraCour. The work is performed in our own laboratory facility in Shelton, CT. Management believes that the space is sufficient for the Company to monitor the developmental progress at its subcontractors.

Legal Proceedings

From time to time, we are subject to various legal proceedings arising in the ordinary course of business, including proceedings for which we have insurance coverage. There are no pending legal proceedings against the Company to the best of the Company’s knowledge as of the date hereof and to the Company’s knowledge no action, suit or proceeding has been threatened against the Company that we believe will have a material adverse effect to our business, financial position, results of operations, or liquidity.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the Risk Factors contained in our most recent annual report on Form 10-K, filed with the U.S. Securities and Exchange Commission, as updated or supplemented by subsequent quarterly reports on Form 10-Q and Current Reports on Form 8-K to the extent filed, each of which are incorporated herein by reference and in any supplement to this prospectus before buying any offered securities, as the same may be updated from time to time by our future filings under the Exchange Act.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes important terms of the classes of our capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and our bylaws, which have been filed as exhibits to the registration statement of which this prospectus forms a part.

DESCRIPTION OF COMMON STOCK

General

We are authorized to issue 150,000,000 shares of common stock, $0.00001 par value. As of December 15, 2025 there were 21,568,429 shares of common stock issued and outstanding.

Voting Rights

Each holder of common stock is entitled to one vote for each share held on all matters submitted to a vote of the stockholders.

Dividends

Subject to the rights of the holders of any preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available for dividends. We have never declared or paid cash dividends on our common stock.

Other Rights

In the event of a liquidation, dissolution or winding up of us, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference, if any, of any then outstanding preferred stock. Holders of our common stock are not entitled to preemptive rights and have no subscription, redemption or conversion privileges. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which our board of directors may designate and that we may issue in one or more offerings under this prospectus or at other times in the future.

Listing

Our common stock is listed on the NYSE American under the symbol “NNVC.”

DESCRIPTION OF PREFERRED STOCK

General

We are authorized to issue up to 10,000,000 shares of preferred stock in one or more series, with such designations, preferences and relative, participating, option and other special rights, qualifications, limitations or restrictions as determined by our board of directors, without any further vote or action by our stockholders, including dividend rights, conversion rights, voting rights, redemption rights and terms of redemption and liquidation preferences.

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Series A Convertible Preferred Stock

The Series A Preferred Stock is convertible, solely upon a “change of control,” into shares of our Common Stock at the rate of three and one-half shares of Common Stock per share of Series A converted. For the purposes of conversion of the Series A, change of control is defined as (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 40% of the voting securities of the Company (other than by means of conversion or exercise of the Series A Preferred Stock and the Securities issued together with the Series A Preferred Stock), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 60% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its Intellectual Property to another Person and the stockholders of the Company prior to such transaction own less than 60% of the aggregate voting power of the acquiring entity immediately after the transaction, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (c) above. The Series A Preferred Stock votes at the rate of nine votes per share of Series A, together with the Common Stock, on all matters to which shareholders of the Company are entitled to vote. Holders of the Series A Preferred Stock are not entitled to receive dividends or any liquidation preference upon the liquidation, dissolution, or winding up of the Company.

On February 15, 2010, our board had designated an aggregate of 10,000,000 split-adjusted shares of preferred stock Series A Convertible Preferred Stock (the “Series A”); as of December 15, 2025, 916,308 shares of Series A Preferred Stock are issued or outstanding and no other shares of preferred stock are issued and outstanding.

DESCRIPTION OF WARRANTS

As of the date of this registration statement, the Company has warrants to acquire 5,434(1) shares of the Company’s common stock outstanding. The warrants have a weighted average exercise price of $2.36 and expire at various dates through June 30, 2030.

(1)	This amount does not include 3,571,429 shares of Common Stock underlying the Series A Common Stock Purchase Warrants at an exercise price of $1.75 per share and 3,571,429 shares of Common Stock underlying the Series B Common Stock Purchase Warrants at an exercise price of $2.00 per share.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholder. However, we will receive up to approximately $13.4 million in gross proceeds if the Common Warrants are exercised in full. We cannot predict when or if the Common Warrants will be exercised and it is possible that the Common Warrants may expire and may never be exercised. We expect to use these proceeds, if any, for general corporate purposes, which may include research and development of pharmaceutical candidates, collaborative arrangements with other companies, repayment of existing indebtedness, working capital, capital expenditures, acquisitions, joint ventures and stock repurchase programs. As of the date of this prospectus, we have not identified as probable any specific material proposed uses of these proceeds.

REGISTERED DIRECT OFFERING OF SHARES OF COMMON STOCK AND PRE-FUNDED
WARRANTS, AND CONCURRENT PRIVATE PLACEMENT OF COMMON WARRANTS

On November 10, 2025, the Company and a certain institutional investor (the “Investor”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) pursuant to which the Company agreed to sell and issue to the Investor in a registered direct offering (the “Registered Direct Offering”): (i) 1,970,000 shares of Common Stock at an offering price of $1.68 per share, and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 1,601,429 shares of Common Stock, at an offering price of $1.67999 per Pre-Funded Warrant. Each Pre-Funded Warrant is exercisable for one share of Common Stock at an exercise price of $0.00001 per share, is immediately exercisable, and may be exercised at any time until exercised in full. Also pursuant to the Securities Purchase Agreement, in a concurrent private placement offering (the “PIPE,” and collectively with the Registered Direct Offering, the “Offering”), the certain Selling Stockholder named herein was issued Series A Warrants to purchase up to 3,571,429 shares of Common Stock at an exercise price of $1.75 per share and Series B Warrants to purchase up to 3,571,429 shares of Common Stock at an exercise price of $2.00 per share.

Under the Registered Direct Offering, the Common stock were issued to investors pursuant to a prospectus supplement, filed with the SEC on November 12, 2025, to the registration statement File No. 333-271706 (the “Registration Statement”). The shares of Common Stock issuable upon exercise of the Pre-Funded Warrants were also being issued to investors pursuant to the prospectus supplement to the Registration Statement. The Common Warrants were issued to the Selling Stockholder in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder.

Aggregate gross proceeds from the shares of Common Stock and Pre-Funded Warrants amounted to $6.0 million, before deducting the placement agent’s fee and offering expenses payable by the Company.

The Series A Common Warrants are exercisable for $1.75 per share, beginning six months from the date of issuance and have a term of exercise equal to two years from the date of issuance. The Series B Common Warrants are exercisable for $2.00 per share, beginning six months from the date of issuance and have a term of five and one-half years from the date of issuance. The shares issuable upon exercise of the Common Warrants are being registered in this prospectus.

The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until the Pre-Funded Warrants are exercised in full.

In connection with the PIPE offering, the Company agreed that within thirty (30) calendar days of such Agreement to file a registration statement providing for the resale by the investor of the Common Stock issued and issuable upon exercise of the Common Warrants (the “Resale Registration Statement”). The Company shall use commercially reasonable efforts to (a) cause the Resale Registration Statement to become effective within sixty (60) days (ninety (90) days in the event the Commission elects to review the Resale Registration Statement) following the filing date of the Resale Registration Statement, and (b) keep the Resale Registration Statement effective at all times until the investor no longer owns any Common Stock or Common Warrants.

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SELLING STOCKHOLDER

7,142,858 shares of Common Stock being offered by the Selling Stockholder were previously issued to such Selling Stockholder pursuant to the Purchase Agreement dated November 10, 2025. In connection with the Offering, we provided registration rights within that certain Purchase Agreement with the Selling Stockholder whereby we agreed to register for resale the shares of Common Stock underlying the Common Warrants sold in the Offering. We are registering the shares of Common Stock underlying the Common Warrants in order to permit the Selling Stockholder to offer the Warrant Shares for resale from time to time.

The table below lists the Selling Stockholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of the shares of common stock held by the Selling Stockholder.

The following table sets forth, based on information provided to us by or on behalf of the Selling Stockholder or known to us, the name of the Selling Stockholder and the number of shares of our Common Stock beneficially owned by the Selling Stockholder before and after this offering. The second column lists the number of shares of common stock beneficially owned by the Selling Stockholder, based on its ownership of the shares of common stock, as of December 15, 2025, without regard to any limitations on exercise. The third column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholder. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.

The Selling Stockholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering(1)	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus(2)	Number of shares of Common Stock Owned After the Offering
Armistice Capital Master Fund, Ltd. (3)	10,714,287	7,142,858	3,571,429

(1)	Consists of 1,970,000 shares of Common Stock, 1,601,429 shares of Common Stock underlying Pre-Funded Warrants, 3,571,429 shares of Common Stock underlying Series A Common Stock Purchase Warrants, and 3,571,429 shares of Common Stock underlying Series B Common Stock Purchase Warrants.
(2)	Assumes that the Selling Stockholder will sell all of the 7,142,858 shares of Common Stock underlying the Common Warrants.
(3)	The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

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PLAN OF DISTRIBUTION

The Selling Stockholder and any of their pledges, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through agreements between broker-dealers and the seller stockholder(s) to sell a specified number of such Shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The Selling Stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Common Stock in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

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We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale Shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered under this prospectus and any supplement hereto will be passed upon for us by Lucosky Brookman LLP, 101 Wood Avenue South, 5th Floor, Woodbridge, NJ 08830. Counsel for any underwriter or agents will be noted in the applicable prospectus supplement.

EXPERTS

The balance sheets of NanoViricides, Inc. as of June 30, 2025 and 2024, and the related statements of operations, changes in stockholders’ equity, and cash flows for each of the years then ended, have been audited by EisnerAmperLLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference and which report includes an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission’s website at http://www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC. This prospectus and any subsequent prospectus supplements do not contain all of the information in the registration statement as permitted by the rules and regulations of the SEC. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s web site listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” some of the documents we file with it into this prospectus, which means:

●	we can disclose important information to you by referring you to those documents;
●	the information incorporated by reference is considered to be part of this prospectus; and
●	later information that we file with the SEC will automatically update and supersede this incorporated information.

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We incorporate by reference the documents listed below into this prospectus and any applicable prospectus supplement:

●	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed with the SEC on September 29, 2025;
●	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2025, March 31, 2025, December 31, 2024, filed with the SEC on November 14, 2025, May 15, 2025, and February 14, 2025, respectively;
●	Our Current Reports on Form 8-K filed with the SEC on October 1, 2025, November 14, 2025, and November 26, 2025;
●	All of our filings pursuant to the Exchange Act after the date of filing this initial registration statement and prior to the effectiveness of this registration statement; and
●	The description of our common stock contained in our Registration Statement on Form 8-A filed on September 23, 2013, including any amendments or reports filed for the purpose of updating that description.

All documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02 or Item 7.01 of Form 8-K, which information is not incorporated by reference herein), after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date they are filed. In addition, all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement of which this prospectus forms a part shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date they are filed.

You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial position and results of operations may have changed since that date.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus (excluding exhibits unless specifically incorporated by reference into those documents). Please direct requests to us at the following address:

NANOVIRICIDES, INC.
1 Controls Drive
Shelton, Connecticut 06484
(203) 937-6137

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NANOVIRICIDES, INC.

3,571,429 shares of Common Stock underlying Series A Common Stock Purchase Warrants

3,571,429 shares of Common Stock underlying Series B Common Stock Purchase Warrants

PROSPECTUS

December 30, 2025